REVOLVING CREDIT AGREEMENT

     THIS AGREEMENT dated as of October 1, 1996 between CURTIS MATHES HOLDING CORPORATION, a Texas corporation with its principal place of business at 10911 Petal Street, Dallas, Texas 75238 ("Company"), and EMERALD CAPITAL CORPORATION, a Virginia corporation with its principal place of business at 1350 Beverly Road, #115-339, McLean, Virginia 22101 ("Lender"). Company and Lender agree as follows:

                           Article I
                        Revolving Credit

     1. Lender hereby establishes a Revolving Credit in favor of Company on the terms hereof in an aggregate principal amount at any one time outstanding not exceeding $10,000,000.

     2. Subject to the provisions of this Agreement and if Company is not in default hereunder and if no condition exists which, but for the giving of notice or the lapse of time or both, would constitute an event of default hereunder, the Company may avail itself of such Revolving Credits, in whole or in part, from time to time. The amount of any borrowing may be repaid in whole or in part within one (1) year from the date of funding and such repaid amounts may be thereafter reborrowed. The principal and accrued interest due on each borrowing must be repaid within one (1) year from the date of funding.

     3. At the time of each borrowing under the Revolving Credit, Company shall execute and deliver to Lender a note ("Revolving Credit Note") payable to the order of Lender for the amount of its loan to
Company. Each such Revolving Credit Note shall be in the form of "Exhibit 1" attached hereto, with blanks suitably filled, shall be dated the date of the borrowing, and shall mature on or before one (1) year from the date of funding. The annual rate of interest before maturity shall be at a rate equivalent to the rate described by the Wall Street Journal as the prime rate in effect from time to time (computed on a 365-day basis) ("Prime Rate"), plus one and one-half percent (1.5%.)

                           Article II
         Provisions Relative to Borrowing and Payments

     1. Company shall give the Lender at least five full business days notice of each proposed borrowing hereunder. Each borrowing under the revolving credits shall be in units of at least $500,000. Not later than 11 a.m. Dallas time on the day of a proposed borrowing, Lender shall wire US federal funds to the Company's designated bank account against delivery of the Revolving Credit Note for the borrowing. Payments by Company shall be in accordance with the Revolving Credit Note executed in connection with each borrowing.

     2. By mutual agreement of the parties, Lender may convert any outstanding principal balance and accrued interest to common stock of the Company, according to such terms as may be mutually agreed at the time of conversion.

                          Article III
                 Representations and Warranties

Company represents and warrants that:

     1. The Annual Report on Form 10-K of Company and its subsidiaries for fiscal year ended June 30, 1996, containing audited financial statements of Company, heretofore furnished to Lender, are complete and correct and fairly present the consolidated financial condition of Company and its subsidiaries as at the date of said Annual. To the best of Company's knowledge and belief, neither Company nor any subsidiary has any material or substantial contingent obligation or liability for taxes not disclosed by or reserved against in said Annual Report. Since June 30, 1996, there has been no material adverse change in the consolidated financial condition of Company and its subsidiaries, except as may be reflected in a subsequent Quarterly Report on Form 10-Q for subsequent fiscal quarter(s).

     2. There are no suits or proceedings pending or, to Company's knowledge, threatened against or affecting Company or any subsidiary which, in the opinion of Company's counsel, will have a material adverse effect on the financial condition or business of Company and its subsidiaries.

     3. Company has full power and authority to execute and perform the terms and provisions of this Agreement and to borrow hereunder.

                           Article IV
                    Conditions of Borrowing

The   obligation  of  Lender  to  lend  hereunder  is  subject  to  the satisfaction of the following conditions:

     1. Company shall avail itself of the Revolving Credits to the extent necessary to provide it with funds for any corporate purpose, to be described and mutually agreed between the Lender and Company at the time of each borrowing.

     2. The Lender shall have received, from Billy J. Robinson, General Counsel for Company, a favorable opinion to the effect that (a) Company is a validly organized and existing corporation, (b) Company has the power and authority to execute, deliver and carry out this Agreement and has duly authorized its officers executing this Agreement so to do, (c) the making of this Agreement by Company is not in violation of any charter provision, bylaw, or regulation of Company, or any contractual obligation binding upon Company, and (d) this Agreement so executed and Company's notes given pursuant hereto will constitute Company's valid and binding obligations.

     3. Company shall have furnished to Lender a certified copy of all resolutions of Company's Board of Directors pertaining to the execution of this Agreement and the borrowing of money pursuant hereto.

                           Article V
                     Affirmative Covenants

     1. Company covenants and agrees that until all indebtedness incurred hereunder has been paid in full and Company no longer has the right to borrow hereunder, it will:

          (a) Furnish to Lender, not later than 120 days after the end of each fiscal year, an Annual Report on Form 10-K of Company and its subsidiaries for such year, certified by the Company's independent public accountants;

          (b) Furnish to Lender, not later than 60 days after the close of each quarter-annual period (except the last quarter-annual period of each year), a Quarterly Report on Form 10-Q of Company and its subsidiaries for the current fiscal year to and including the period then ending, certified by an appropriate officer of Company;

          (c) From time to time furnish to Lender all financial information, including proxy statements, furnished by Company to its shareholders;

          (d) At all times keep its property insured against loss or damage to the extent and against the risks that similar property is usually insured by other companies engaged in the same business, and will cause its subsidiaries to do the same; and

          (e) Promptly pay and discharge, and cause its subsidiaries to pay and discharge, all taxes and assessments levied and assessed or imposed upon its property or upon its income as well as all claims which, if unpaid, might by law become a lien or charge upon its property. Nothing herein contained, however, shall require Company or any subsidiary to pay any such taxes, assessments or claims so long as Company or such subsidiary in good faith contests the validity and stays the execution and enforcement thereof.

     2. At the time of furnishing each financial statement specified in this Article V, Section 1(a) and (b) hereof, Company shall furnish to Lender upon request an officer's certificate stating that there exists no event of default, as defined hereinbelow, or if any such event of default exists, specifying the nature thereof, the period of existence thereof, and what action Company proposes to take with respect thereto.

                           Article VI
                       Negative Covenants

     1. Company covenants and agrees that until all indebtedness incurred hereunder has been paid in full and Company no longer has the right to borrow hereunder, it will not pay or declare any dividend on its common stock at any time after the date of this Agreement, or at any time after said date make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock of any class. Notwithstanding the foregoing limitation, however, Company may expend after the date of this Agreement for all of such purposes an amount not in excess of (1) $10,000,000, plus (2) the consolidated net earnings of Company after the date of this Agreement, determined in accordance with generally accepted accounting principles. In addition to the foregoing, Company may, after the date of this Agreement, expend (i) for the purpose of purchasing and retiring its shares of any class an amount equivalent to the cash and the fair value of property (as determined in good faith by Company's Board of Directors at the time of acquisition) received after said date by Company in exchange for the issuance of its stock of any class, plus (ii) the amount required for the purpose of redeeming its presently outstanding preferred stock, plus (iii) any amount expended by Company to purchase its own stock pursuant to its deferred compensation plan. For the purpose of making any computation required by this paragraph, consolidated net earnings shall be computed for the period (taken as one accounting period) commencing on the date of this Agreement and terminating at the end of the last fiscal quarter preceding the date of any payment for the purposes mentioned in this paragraph.

     2. Company covenants and agrees that until all indebtedness incurred hereunder has been paid in full and Company no longer has the right to borrow hereunder, it will not and will not permit any subsidiary to:

          (a) Create, assume, or suffer to exist any mortgage, pledge, encumbrance, lien, or charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, except (1) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, (2) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credits, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, (3) mortgages or other liens on property or assets of a subsidiary to secure obligations of such subsidiary to Company or another subsidiary, or (4) purchase money obligations not exceeding $2,000,000 in the aggregate at any one time outstanding;

          (b) Create, incur, or suffer to exist any funded or current debt, except (1) funded or current debt represented by the Revolving Credit Notes and the Term Notes, (2) funded or current debt represented by purchase money obligations permitted by the provisions of this
Article VI Section 2(a), (3) funded or current debt owing by any subsidiary to Company or to any other subsidiary, (4) guarantees and other contingent liabilities permitted by the provisions of this
Article VI, Section 2(c), (5) current debt of Company (other than debt evidenced by the Revolving Credit Notes) not in excess of $10,000,000 at any time outstanding;

          (c) Assume, guarantee, endorse, contingently agree to purchase, or otherwise become liable upon the obligation of any person, firm, or corporation, except by the endorsement of negotiable instruments for deposit or collection, in excess of $10,000,000 for the amount of all such guarantees, endorsements, and other contingent liabilities at any one time outstanding;

          (d) Sell or otherwise dispose of any shares of stock or funded or current debt of any subsidiary except to Company or another subsidiary, except that all shares of stock and debt of any subsidiary at the time owned by or owed to Company and all subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by Company's Board of Directors) at the time of sale of the shares and debt so sold, if the assets of such subsidiary do not constitute a substantial part of the consolidated assets of Company and all subsidiaries, and also if, at the time of such sale, such subsidiary does not , directly or indirectly own any shares of stock or debt of any other subsidiary (unless all of the shares of stock and debt of such other subsidiary are simultaneously being sold as permitted by this Section 2(d));

          (e) Merge or consolidate with any other corporation, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets, except that (1) any subsidiary may merge or consolidate with Company (if Company is the continuing or surviving corporation) or with any one or more other subsidiaries, (2) any subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Company or another subsidiary, (3) any subsidiary may sell or otherwise dispose of all or substantially all of its assets subject to the conditions specified in Section 2(d) of this Article VI with respect to a sale of the stock of such subsidiary, (4) Company and any subsidiary may sell in the ordinary course of their respective businesses products manufactured by either of them, and (5) Company may merge or consolidate, or sell of dispose of all or substantially all of its assets, if (i) Company is the continuing or surviving corporation, or
(ii) the successor or acquiring corporation assumes all of Company's obligations under this Agreement and on the notes, including all covenants herein and therein contained, and (iii) Company as the continuing or surviving corporation or the successor or acquiring corporation, as the case may be, is not, immediately after such merger or consolidation, or such sale or other disposition, in default under any of such obligations;

          (f) Enter into, or permit to remain in effect, any agreements to rent or lease any real property used for manufacturing operations providing for payments in excess of an aggregate of $500,000 per annum by Company and all subsidiaries;

          (g) Enter into any arrangement with any bank, insurance company, or other lender or investor providing for the leasing by Company or any subsidiary of real property which has been or is to be sold or transferred by Company or any subsidiary to such lender or investor; or

          (h) Discount or sell with recourse, or sell for less than the face value thereof, any of its notes or accounts receivable, except that Company may discount or sell with recourse notes and accounts receivable received by it from the sale of its products, if the contingent liability on all such notes and accounts receivable does not exceed an aggregate of $10,000,000 at any time outstanding.

     3. Company covenants that it will not permit any subsidiary to lease, sell, or dispose of any shares of any class of its stock (other than Directors' qualifying shares) except to Company or another subsidiary.

                          Article VII
                       Events of Default

     The  following  shall  constitute Events  of  Default  under  this
Agreement: (a) Company defaults in the payment of any principal on any note when it becomes due, either under the terms of the note or otherwise as provided herein; (b) Company defaults in the payment of any interest on any note for more than 15 days after the due date; (c) any material representation or warranty made by Company herein or in any writing furnished in connection with or pursuant to the Agreement is false in any material respect on the date made; (d) Company defaults in the performance or observance of any other agreement, term, or condition contained herein, and such default is not remedied within 30 days after Company receives written notice thereof from Lender; (e) Company or a subsidiary makes an assignment for the benefit of creditors; (f) Company or a subsidiary, after the date of this Agreement, petitions or applies to any tribunal for the appointment of a trustee or receiver, either of it or of a substantial part of its assets, or commences any proceedings relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction; (g) any such petition or application is filed, or any such proceedings are commenced, against Company or a subsidiary, and Company or such subsidiary by any act indicates its approval, consent, or acquiescence, or an order is entered appointing such trustee or receiver, adjudicating Company or a subsidiary bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for more than 60 days or (h) an order is entered in any proceedings against Company decreeing its dissolution or split-up, and such order remains in effect for more than 60 days. If any one or more of the above Events of Default occur and continue past any specified grace period, Lender may, by written notice to Company, declare all of the notes to be immediately due and payable, together with interest accrued thereon.

                          Article VIII
                          Definitions

     For the purpose of this Agreement, the following terms shall have the following meanings:
     1. "Person" shall mean and include an individual, a partnership, a limited liability company, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof;

     2. "Subsidiary" shall mean any corporation organized under the laws of any state of the United States of America, Puerto Rico, Canada, or any province of Canada, a majority of the voting stock of which shall, at the time as of which any determination is being made, be owned by Company, either directly or through subsidiaries;

     3. "Purchase Money Obligations" shall mean (a) indebtedness secured by an existing mortgage or other lien on property hereafter acquired by Company or a subsidiary, or (b) indebtedness which is issued as, or the entire proceeds of which are used to pay, a part of the purchase price paid for property hereafter acquired, regardless of whether such indebtedness is secured by a mortgage or other lien on such property provided, however, that as to each such after-acquired property, the liens thereon immediately after the acquisition thereof shall be confined solely to such property and the aggregate amount of all indebtedness secured thereby or the unsecured indebtedness created for the purpose of paying part of the purchase price of such property, as the case may be, shall not exceed 66.66 percent of the lower of cost or fair value (as determined in good faith by Company's Board of Directors) of such property at the time of acquisition;

     4. "Funded debt" shall mean any obligation payable more than one year from the date of the creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability, and "current debt" shall mean any obligation for borrowed money (and any negotiable instruments payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a a period of one year from the date of the creation thereof. Any obligation, however, shall be treated as funded debt, regardless of its term, if it is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. "Debt" shall include guarantees, endorsements, or other contingent liabilities in connection with the obligations, stock, or dividends of any person, other than endorsements in the ordinary course of business of negotiable instruments in the course of collection.

     5. "Event of default" shall mean any event specified in Article VI, provided that every requirement in connection with such event for the giving of notice, the lapse of time, or the happening of any further condition, event or act has been satisfied. "Default" shall mean any of such events, regardless of whether any such requirement has been satisfied.

     6. "Officer's certificate" shall mean a certificate signed in the name of Company by its President or one of its Vice Presidents.

     7. "Note" shall mean and include both the Revolving Credit Notes and the Term Notes.

                           Article IX
                         Miscellaneous

     1. This Agreement may be amended, and Company may take any action herein prohibited, or omit to perform any act herein required to be performed if it obtains the written consent of Lender.

     2. All representations and warranties contained herein or made in writing by Company in connection herewith shall survive the execution and delivery of this Agreement and of the notes.
     3. All covenants and agreements in this Agreement contained by or on behalf of either party to shall bind and inure to the benefit of its respective successors and assigns.

     4. All communications provided for hereunder shall be sent by first class mail addressed to each party at the address shown in the first paragraph of this Agreement above, attention President, or to any other address of which either party notifies the other in writing.

     5. No delay or failure by Lender to exercise any right or remedy under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein. The rights and remedies expressly specified herein are cumulative and not exclusive of Lender' other rights and remedies.

     6. This Agreement shall terminate when Company no longer has the right to borrow hereunder and all notes issued pursuant hereto have been paid in full.

     7. This Agreement may be executed in any number of copies and separate counterparts. Complete sets of counterparts executed by all of the parties shall be filed with Company and Lender.

     The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

COMPANY:  CURTIS MATHES HOLDING CORPORATION


          By:    /S/  Pat Custer
               Patrick A. Custer, President


LENDER:   EMERALD CAPITAL CORPORATION


          By:  /s/  Yolanda Herik
               Yolanda Herik, President

                           Exhibit 1

$____________________,                                    19_____

     On or before _____________________ (1yr.), for value received, the undersigned promises to pay to the order of EMERALD CAPITAL CORPORATION the sum of $_____________, with interest payable quarter-annually and at maturity at a rate equivalent to the rate described by the Wall Street Journal as the prime rate in effect from time to time (computed on a 365-day basis) ("Prime Rate"), plus one and one-half percent (1.5%.) After maturity, both principal and interest shall bear interest at the same rate, and both principal and interest are payable in lawful money of the United States at the main office of the payee hereof.

     This Note is issued pursuant to an Agreement between the undersigned and Lender dated as of October 1, 1996 to which Agreement reference is hereby made for a description of the right of the maker to anticipate payment hereof, the conditions upon which the maturity hereof may be accelerated by the holder, and other terms and conditions upon which this Note is issued.

                              CURTIS MATHES HOLDING CORPORATION

                              By:______(Form only)____________
                                   Patrick A. Custer, President